PURECYCLE ANNOUNCES PRELIMINARY COURT APPROVAL OF SHAREHOLDER DERIVATIVE SETTLEMENT

Orlando, Fla. – February 28, 2024 – PureCycle Technologies, Inc. (Nasdaq: PCT), a U.S.-based company revolutionizing plastic recycling, today, announced that on February 18, 2025, the U.S. District Court for the District of Delaware issued an order granting preliminary approval of a settlement to resolve shareholder derivative lawsuits and certain shareholder demand letters. In accordance with the Court’s order preliminarily approving the settlement, PureCycle is making disclosure of the settlement to its shareholders in the Notice of Proposed Settlement of Stockholder Derivative Matters, Hearing Thereon, and Right to Appear (Notice) attached hereto. The Notice, along with a copy of the full Stipulation and Agreement of Settlement, can also be found on the investor relations section of PureCycle’s website at the following web addresses: PureCycle Technologies, Inc. (PCT)

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PureCycle Contact

Christian Bruey

cbruey@purecycle.com

Investor Relations Contact

Eric DeNatale

edanatale@purecycle.com

About PureCycle Technologies

PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented dissolution recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as #5 plastic) into a continuously renewable resource. The unique purification process removes color, odor, and other impurities from #5 plastic waste resulting in our PureFive™ resin that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com